UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in 2013 Target Bonus Amount for Daniel Spiegelman and Amendment to Employment Agreement

Effective December 17, 2012, the Compensation Committee of the Board of Directors of BioMarin Pharmaceutical Inc. (“BioMarin”) approved a five percentage point increase in the 2013 target bonus amount for Daniel Spiegelman, BioMarin’s Executive Vice President and Chief Financial Officer. The new target bonus amount for Mr. Spiegelman is 50% of his base salary, which will be effective starting for the 2013 bonus year, which is payable in early 2014.

In connection with the increase in his target bonus amount, BioMarin and Mr. Spiegelman also entered into an amendment (the “Spiegelman Amendment”) to his existing employment agreement with BioMarin, effective as of May 29, 2012 (the “Spiegelman Employment Agreement”). The sole purposes of entering into the Spiegelman Amendment were to (1) modify the Spiegelman Employment Agreement to amend the definition of “Termination Compensation” in Section 7(c) of the Spiegelman Employment Agreement to increase the percentage payout to reflect the new 2013 target bonus amount for Mr. Spiegelman, and (2) adjust the timing of the payment of the Termination Compensation in Section 7(c) of the Spiegelman Employment Agreement to ensure that such provision complies with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

The foregoing description of the Spiegelman Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Spiegelman Amendment, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Amendments to Employment Agreements with Certain Executive Officers

On December 17, 2012, BioMarin and the following executive officers of BioMarin entered into an amendment to their respective employment agreement (the “Executive Officer Employment Agreements”) with BioMarin (the “Amendments”): Jean-Jacques Bienaimé, BioMarin’s Chief Executive Officer; Jeffrey Ajer, BioMarin’s Senior Vice President, Chief Commercial Officer; Robert A. Baffi, BioMarin’s Executive Vice President, Technical Operations; Henry J. Fuchs, BioMarin’s Executive Vice President, Chief Medical Officer; G. Eric Davis, BioMarin’s Senior Vice President, General Counsel; and Mark Wood, BioMarin’s Senior Vice President, Human Resources & Corporate Affairs.

The sole purpose of entering into the Amendments was to modify the Executive Officer Employment Agreements to ensure that the timing of severance payments thereunder comply with Section 409A. The Amendments did not increase any amounts to which any of Mr. Bienaimé, Mr. Ajer, Dr. Baffi, Dr. Fuchs, Mr. Davis or Mr. Wood is entitled under the respective Executive Officer Employment Agreement but did adjust the timing of certain payments that may be made to such individuals under the Executive Officer Employment Agreements.

The foregoing description of the Amendments does not purport to be a complete description and is qualified in its entirety by reference to the full texts of the Amendments, which are filed herewith as Exhibits 10.2-10.7, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Amendment No. 1 to Employment Agreement with Daniel Spiegelman dated December 17, 2012

10.2	Amendment No. 1 to Amended and Restated Employment Agreement with Jean-Jacques Bienaimé dated December 17, 2012

10.3	Amendment No. 1 to Employment Agreement with Jeffrey Ajer dated December 17, 2012

10.4	Amendment No. 3 to Employment Agreement with Robert A. Baffi dated December 17, 2012

10.5	Amendment No. 3 to Employment Agreement with Henry J. Fuchs dated December 17, 2012

10.6	Amendment No. 2 to Employment Agreement with G. Eric Davis dated December 17, 2012

10.7	Amendment No. 2 to Employment Agreement with Mark Wood dated December 17, 2012]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 18, 2012	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel